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[COSINE LOGO]                                                       EXHIBIT 99.1

PRESS RELEASE

For additional information contact:

         Steve Goggiano                          CoSine Communications
         President & CEO                         1200 Bridge Parkway
         (650) 637-4777                          Redwood City, CA 94065
                                                 Web Site: www.cosinecom.com

         Terry Gibson                            Phone: 650.637.4777
         Executive Vice President                Fax: 650.628.4200
         and CFO                                 E-mail:
         650.637.4777                            investorrelations@cosinecom.com



              COSINE COMMUNICATIONS ANNOUNCES FIRST QUARTER RESULTS



REDWOOD CITY, CALIF., APRIL 22, 2003 -- CoSine Communications, Inc. (Nasdaq:
COSN - News), a leading provider of managed, network-based IP service delivery platforms, today announced revenue for the quarter ended March 31, 2003 of $2.2 million, and a GAAP net loss of $8.9 million or $ 0.91 per share. The company ended the quarter with $ 84.3 million in cash and short-term investments.

"Our Q1 revenue reflects the on-going difficulties with the telecom market environment and a delay in receiving expansion orders from two of our major customers, both of whom are committed to growing their network-based IP service businesses on the CoSine platform. We have already booked one of the orders and I expect to book the second order in Q2 2003," said Steve Goggiano, CoSine's president and CEO.

"Our premier customer base continues to be one of our strongest assets," continued Goggiano. "Several of the world's largest carriers use the CoSine product set to deliver strategic service offerings to major enterprises on a global basis. The enterprise demand for these managed IP services is continuing to grow - fueled by the cost-savings associated with a network-based approach. The alternative would require an IT manager to purchase and deploy cumbersome pieces of equipment at each of the company's locations - a solution that is difficult to manage and expensive to maintain. With enterprise demand on the rise around the globe, we expect the market for network-based IP services to grow exponentially over the next 12 to 18 months."

CoSine has continued to expand their customer base through repeat business and new customer acquisition. Customer highlights for the quarter include the following:
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         -        Equant, a member of the France Telecom Group and one of
                  CoSine's most significant customers, again chose CoSine to support its expansion of its VPN features set with a new option for secure corporate access to the public Internet. Equant's Network Based Internet Gateway has already been made available to customers in 110 countries - is now being used by four major enterprises, including the world's largest automotive manufacturing company.

         - CoSine also recently became the IP Service Delivery Platform of choice for the top three service providers in South Korea when both Korea Telecom and Hanaro Telecom, South Korea's second largest high-speed Internet service provider purchased CoSine IPSX units. Hanaro Telecom selected and deployed CoSine's IPSX(TM) 9500 to serve as the foundation of its advanced service offering integrating IPSec VPN and managed firewall service with its existing MPLS infrastructure. KT (formerly Korea Telecom) made a repeat purchase of the IPSX 9500 to deliver next-generation IP VPN service that included an integrated MPLS VPN and Firewall solution.

CoSine's major customers include NTT, Sprint, KT Corporation (formerly Korea Telecom), Equant and Cable & Wireless.

WEBCAST

There will be a live webcast of the CoSine Q1 2003 Earnings Conference Call (today, April 22, 2003, at 2pm PST / 5pm EST). An archived webcast will also be available several hours after the live call.

ABOUT COSINE COMMUNICATIONS

CoSine Communications (NASDAQ: COSN) is a global telecommunications equipment supplier founded in 1998 to empower Service Providers to deliver a compelling portfolio of network-based managed IP services to business customers. From the edge of the network, several of the world's largest carriers use the CoSine platform to deliver customized network-based VPN and security services to enterprises on a global basis. These enterprises use the CoSine-powered service because of the cost-savings associated with delivering services from within the carrier's network as opposed to deploying multiple pieces of equipment at each company location. As a result, enterprises more cost-effectively manage total IT resources. For more information about CoSine Communications, visit the company's Web site at: www.cosinecom.com.

                                      ###

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters discussed in this release are forward-looking statements that involve risks and uncertainties. The company may use words such as "anticipate," "believe," "plan," "expect," "future," "intend" and similar expressions to identify forward-looking statements. Our actual results may vary significantly based on a number of factors including, but not limited to, product development, commercialization and technology difficulties, manufacturing costs, the
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impact of competitive products, pricing, changing customer requirements, timely availability and acceptance of new products, and changes in economic conditions in the various markets CoSine serves. We refer you to the Risk Factors section and other information contained in the Company's filings with the Securities and Exchange Commission.
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                          CoSine Communications, Inc.
                      CONSOLIDATED STATEMENT OF OPERATIONS
         (In conformity with generally accepted accounting principles)
                     (in thousands, except per share data)




                                                              Three months ended
                                                                   March 31,
                                                              2003             2002
                                                          (unaudited)      (unaudited)
                                                          -----------      -----------

Revenue                                                    $  2,206         $  7,093

Cost of sales                                                   715            3,367
                                                           --------         --------

Gross profit                                                  1,491            3,726

Operating expenses:
   Research and development                                   5,257           12,831
   Sales and marketing                                        3,347           10,879
   General and administrative                                 1,737            3,850
   Restructuring and impairment charges                         270               --
                                                           --------         --------
Total operating expenses                                     10,611           27,560
                                                           --------         --------

Loss from operations                                         (9,120)         (23,834)

Interest income and expense and other, net                      298            1,040
                                                           --------         --------

Loss before income tax provision                             (8,822)         (22,794)

Income tax provision                                             42              161
                                                           --------         --------

Net loss                                                   $ (8,864)        $(22,955)
                                                           ========         ========

Basic and diluted net loss per common share                $  (0.91)        $  (2.31)

Shares used in computing basic and diluted net loss
per common share                                              9,721            9,920

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                          CoSine Communications, Inc.
                      CONSOLIDATED STATEMENT OF OPERATIONS
         (In conformity with generally accepted accounting principles)
                     (in thousands, except per share data)


                                                         March 31, 2003   December 31,
                                                           (unaudited)       2002(1)
                                                           -----------       -------
ASSETS
Current assets:
   Cash, cash equivalents and short-term investments        $ 84,256        $101,467
   Accounts receivable, trade                                  2,960           6,373
   Accounts receivable, other                                    322             679
   Inventory                                                   4,263           3,175
   Prepaid expenses and other current assets                   4,390           4,054
                                                            --------        --------
Total current assets                                          96,191         115,748
Property and equipment, net                                    2,420           2,816
Other assets                                                     747             997
                                                            --------        --------
                                                            $ 99,358        $119,561
                                                            ========        ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued liabilities                 $  8,933        $ 18,666
   Deferred revenue                                            1,131           1,444
   Current portion of long-term debt                           2,430           3,770
                                                            --------        --------
Total current liabilities                                     12,494          23,880
Equipment and working capital loans, capital
lease obligations and accrued rent                             2,077           2,200
Stockholders' equity                                          84,787          93,481
                                                            --------        --------
                                                            $ 99,358        $119,561
                                                            ========        ========

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(1)   Amounts are derived from the December 31, 2002 audited financial statements.